                                                                    Exhibit 24.1

                YORK INTERNATIONAL CORPORATION POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of York International Corporation, a Delaware corporation (the "Company"), hereby constitute and appoint Jane G. Davis and M. David Kornblatt, or any of them acting singly or jointly, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, or any of them, to sign for the undersigned and in their respective names, as directors and as officers of the Company, the Post-Effective Amendment to the Registration Statement of the Company on Form S-8 or other appropriate form (and any pre-effective or post-effective amendments or supplements to such Registration Statement), to be filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission relating to the Common Stock to be issued by the Company in connection with the Bristol Compressors Thrift and Retirement Plan.

        Name and Capacity:               Date:
---------------------------------    -------------
/s/ Gerald C. McDonough              July 28, 2005
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Gerald C. McDonough, Chairman

/s/ W. Michael Clevy                 July 28, 2005
--------------------
W. Michael Clevy, Director

/s/ J. Roderick Heller               July 28, 2005
----------------------
J. Roderick Heller, III, Director

/s/ Robert F. B. Logan               July 28, 2005
----------------------
Robert F. B. Logan, Director

/s/ Paul J. Powers                   July 28, 2005
------------------
Paul J. Powers, Director

/s/ Donald M. Roberts                July 28, 2005
---------------------
Donald M. Roberts, Director

/s/ James A. Urry                    July 28, 2005
-----------------
James A. Urry, Director

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